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ALLSTATE LIFE INSURANCE COMPANY               Application for Annuity
206 South 13th St., Ste. #100                 Insurer, as used in this application means,
Mail:  P.O. Box 80469                         Allstate Life Insurance Company
Lincoln, NE   68501-0469


1. OWNER: If no Annuitant is specified in Section 3, the Owner will be the Annuitant.

     |_| Male  |_|  Female  Birth Date __/__/___  Phone (  ) ________________
     Name ________________________   SS#/TIN ________________________________
     Street ______________________City_____________  State ___  Zip ______
     County _______________

2.   JOINT OWNER: If any.

     |_| Male  |_|  Female  Birth Date __/__/___  Phone (  ) ________________
     Name ________________________   SS#/TIN ________________________________
     Street ______________________City_____________  State ___  Zip ______
     County _______________
     Relationship to Other Owner_____________________________________________

3.   ANNUITANT: Complete only if different from Owner in Section 1.

     |_| Male  |_|  Female  Birth Date __/__/___  Phone (  ) ________________
     Name ________________________   SS#/TIN ________________________________
     Street ______________________City_____________  State ___  Zip ______
     County _______________

4.   Beneficiary(IES): To receive Death Benefit if no surviving Owner(s)

     Primary  ___________________ Relationship to Owner(s) _________________
     Soc. Sec. No. ____________   Birth Date _______________________________
     Contingent__________________ Relationship to Owner(s)__________________
     Soc. Sec. No. ______________ Birth Date _______________________________

5.   TAX-QUALIFIED PLANS:

     |_| Non-qualified |_| Traditional IRA  |_| SEP-IRA  |_|  Roth IRA
     |_| 401(k)  |_| 401(a)   |_|  403(b)
     Tax year for which initial contribution is being made____________
     |_| Other    __________________________

6.   INVESTMENT  SELECTION:  Please  check  selected  investment  choice(s)  and
     indicate  whole  percentage  allocations.   The  initial  premium  will  be
     allocated as selected here.

     Initial $         __________________________________________
     |_| AIM VI Growth & Income       % |_| Oppenheimer Capital Appreciation/VA  %  |_| Van Kampen Domestic Income   %
     |_| AIM VI Value                 % |_| Oppenheimer Small Cap Growth/VA      %  |_| Van Kampen Money Market      %
     |_| AIM VI Capital Appreciation  % |_| Oppenheimer Global Securities/VA     %  |_| Allstate Life Company
     |_| AIM VI International Equity  % |_| Oppenheimer High Income/VA           %      DCA Fixed Account            %
     |_| AIM VI Diversified Income    % |_| Oppenheimer Bond/VA                  %  |_| Allstate Life Company Fixed Account   %
     |_| Fidelity VIPII Contrafund    % |_| MFS Growth with Income               %
     |_| Fidelity VIP Growth          % |_| MFS New Discovery                    %
     |_| Fidelity VIP Overseas        % |_| MFS Bond                             %
     |_| Fidelity VIPII Index 500     % |_| MFS High Income                      %  Total                             100     %
     |_| Fidelity VIP High Income     % |_| Van Kampen Comstock                  %
     |_| Fidelity VIPII Investment      |_| Van Kampen Emerging Growth           %
         Grade                        $

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LR1609-1



7.   OPTIONAL PROGRAMS:


|_| AUTOMATIC REBALANCING PROGRAM    Frequency:  |_| Monthly    |_| Quarterly
|_| Semi-Annual   |_| Annual
    %   in subaccount         %   in subaccount    %   in subaccount
    %   in subaccount         %   in subaccount    %   in subaccount
    %   in subaccount         %   in subaccount
|_| Dollar Cost Averaging Program
    Transfer to (select investment option)   Percent per transfer
    __________________________________       ____________________%
    __________________________________       ____________________%
    __________________________________       ____________________%
    __________________________________       ____________________%
    __________________________________       ____________________%
    __________________________________       ____________________%
    __________________________________       ____________________%
    __________________________________       ____________________%
    Note:  TOTAL MUST = 100%                 TOTAL = ____________%


8. OPTIONAL RIDERS: May not be available in all states -- Please note there is an additional charge for the Optional Rider: see prospectus for details.

     |_| Enhanced Death Benefit Rider   |_| Enhanced Death and Income
                                            Benefit Rider



9. OWNER(S) ACKNOWLEDGEMENTS: The following states require the applicant to acknowledge the information below that pertains to their specific state. Check the appropriate box for your resident state, sign and date the bottom of Section 11.


     |_|   ARKANSAS  |_|  KENTUCKY  |_|  MAINE  |_|  NEW  MEXICO  |_|  OHIO
     |_|   PENNSYLVANIA

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals, for the purpose of misleading information concerning any false materials thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

     |_| ARIZONA Upon your written request we will provide you within a reasonable period of time, reasonable, factual information regarding the benefits and provisions of the annuity contract for which you are applying. If for any reason you are not satisfied with the contract, you may return the contract within ten days after you receive it. If the contract you are applying for is a variable annuity, you will receive an amount equal to the sum of (1) the difference between the premiums paid and the amounts allocated to any account under the contract and (2) the Contract Value on the date the returned contract is received by our company or agent.

     |_| COLORADO It is unlawful to knowingly provide false, incomplete, misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Services.

     |_| FLORIDA Any person who knowingly and with intent to injure, defraud or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.

     |_| NEW JERSEY Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.



LR1609-1

10.  REPLACEMENT(s):

A. Will the annuity applied for replace one or more existing annuity or life insurance contracts? |_| YES |_| NO

     If "YES," give name of company, policy issue date, policy number and cost basis:

B. Have you purchased another annuity during the current calendar year? |_| YES |_| NO

C. Do you or any joint owner currently own an annuity issued by the Insurer? |_| YES |_| NO

D. OPTIONAL CONSENT FOR ELECTRONIC DISTRIBUTION TO MY E-MAIL ADDRESS: |_| I/WE HEREBY CONSENT TO THE ELECTRONIC DISTRIBUTION of an annuity and fund prospectuses statements of additional information, shareholder reports, proxy statement and prospectus supplements. I understand that I may revoke this consent at any time, and that in the absence of my revocation, this consent will be valid.

|_| RECEIPT OF A VARIABLE ANNUITY AND FUND PROSPECTUS IS HEREBY ACKNOWLEDGED. (If not checked, the appropriate prospectus will be mailed to you.)

11.  AUTHORIZATIONS:

I/We hereby declare to the best of my/our knowledge, and belief, all statements and answers are true and correct. I/WE UNDERSTAND THAT ANNUITY PAYMENTS OR SURRENDER VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

A copy of this application signed by the Agent will be the receipt for the first purchase payment. If the Insurer declines this application, the Insurer will have no liability except to return the first purchase payment.

I have read the above statements and represent that they are complete and true to the best of my knowledge and belief. I agree that this application shall be a part of the annuity issued by the Insurer. By accepting the annuity issued, I agree to any additions or corrections to this application. The Insurer will obtain agreement from me for any change in investment allocations, benefits, type of plan or birthdates.


Owner's Signature______________________     Dated At_____________________
Dated On  _____________________________
                  City     State


Joint Owner's Signature__________________   Dated At_____________________
Dated On ________________________________
                  City     State


TO THE  AGENT:  To the best of your  knowledge  will this  annuity  replace or change  any  existing  life  insurance  or  annuity  in this
                or any  other Company?......................  |_| YES |_| NO


Licensed Writing Agent Name (PRINT)    Agent Signature
Agent Number _______________________   Region  _____________  Terr.___________
Dist.  _______________   Agent's Phone Number (             )

Licensed Participating Agent Name (PRINT)   Agent Signature
Agent Number _______________________   Region  _____________  Terr.___________
Dist.  _______________   Agent's Phone Number (             )
Licensed I.D. # (FLORIDA AGENTS ONLY)_________________________________________





FOR AGENT USE ONLY:
Contact your home office for program information: |_| Option A |_| Option B |_| Option C

LR1609-1